SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                       Acceptance Insurance Companies Inc.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No Fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:
         ____________________________________________________________

         2)  Aggregate number of securities to which transaction applies:
         ____________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ____________________________________________________________

         4)       Proposed maximum aggregate value of transaction:
         ____________________________________________________________

         5)       Total fee paid:
         ____________________________________________________________

[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:
                  _____________________________________________________

                  2)       Form, Schedule or Registration Statement No.:
                  _____________________________________________________

                  3)       Filing Party:
                  _____________________________________________________

                  4)       Date Filed:
                  _____________________________________________________

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 South 15th Street
                                Suite 600 North
                                Omaha, NE 68102
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholders:
You are invited to attend the Annual Meeting of Shareholders of Acceptance Insurance Companies Inc. (the "Company") at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, on May 24, 2000, at 9:00 a.m., local time and to vote on the following matters:


1. To elect seven directors to hold office until the next Annual Meeting or until the election and qualification of their successors;

2.   To approve the adoption of the Company's 2000 Stock Option Plan;

3. To ratify the grant of stock options to Michael R. McCarthy, the Company's Chairman;

4. To ratify the grant of stock options to John E. Martin, the Company's President and Chief Executive Officer;

5. To ratify the appointment of Deloitte & Touche LLP as the Company's principal independent accountants; and

6. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.


     The Board of Directors fixed the close of business on March 25, 2000 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 222 South 15th Street, Suite 600 North, Omaha, Nebraska during the 10 days prior to the Annual Meeting.

     Please date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted in accordance with the directions you give therein. Where no directions are indicated Proxies will be voted "for" each of the proposals set forth in the accompanying Proxy Statement. A return envelope is provided which requires no postage if mailed in the United States. The giving of this Proxy will not affect your right to revoke such Proxy by appropriate written notice, or to vote in person if you choose to attend the meeting.


                              By Order of the Board of Directors,


                              J. Michael Gottschalk, Secretary
Omaha, Nebraska
April 28, 2000

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 South 15th Street
                                Suite 600 North
                                Omaha, NE 68102

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000






                                I. INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), of Proxies in the accompanying form for the Annual Meeting of the Shareholders of the Company to be held at 9:00 a.m., local time, May 24, 2000, at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, or at any adjournment thereof (the "Annual Meeting" or the "Meeting"). The principal offices of the Company are located at 222 South 15th Street, Suite 600 North, Omaha, Nebraska 68102. This Proxy Statement and the accompanying form of Proxy were first sent to shareholders on or about
April 28, 2000.


                               VOTING AND PROXIES
Record Date; Voting Rights

          Only holders of record of the Company's Common Stock at the close of business on March 25, 2000 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 14,294,649 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.


         Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked Proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.


Matters to be Voted Upon; Vote Required


          At the Annual Meeting, shareholders will be asked to vote on the following matters:


(1) To elect seven directors to hold office until the next Annual Meeting or until the election and qualification of their successors;

(2)      To approve the adoption of the Company's 2000 Stock Option Plan;

(3) To ratify the grant of stock options to Michael R. McCarthy, the Company's Chairman;

(4) To ratify the grant of stock options to John E. Martin, the Company's President and Chief Executive Officer;

(5) To ratify the appointment of Deloitte & Touche LLP as the Company's principal independent accountants; and

(6) To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.


         Nominees receiving the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by Proxy at the Meeting will be elected as directors of the Company. Consequently, votes withheld and broker nonvotes will have no impact on the election of directors. Approval of the Company's 2000 Stock Option Plan, ratification of the grant of stock options to Michael R. McCarthy and John E. Martin and ratification of the appointment of the accountants requires an affirmative vote by holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Meeting. Approval of the grant of options to Mr. Martin requires the approval of shareholders with respect to both the grant of the option and the adoption of the Company's 2000 Stock Option Plan. If either the Company's 2000 Stock Option Plan or the option grant to Mr. Martin is not approved by the required vote, the stock options will not be granted to Mr. Martin.
Abstentions will have the same effect as a vote against these approvals and ratifications. Broker non-votes will not be considered shares entitled to vote and will not be counted as votes for or against these approvals or ratifications.

         Directors and certain executive officers of the Company and their affiliates own 4,200,576 shares of Common Stock, approximately 29.4% of the total outstanding shares, and have advised the Company that they intend to vote FOR the election of the director nominees, the approval of the Company's 2000 Stock Option Plan, the ratification of the grant of stock options to Michael R. McCarthy, the ratification of the grant of stock options to John E. Martin and ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants.


Solicitation of Proxies


         The Company has borne and will bear all costs of this solicitation. Following the original mailing of this Proxy Statement and accompanying materials, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and facsimile or telegraph. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries, which are holders of record of the Company's Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such holders of record for their reasonable expenses incurred in connection therewith.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

Board Recommendation

          Properly executed Proxies will be voted in accordance with shareholders' directions. If no directions are given, Proxies will be voted FOR the election of the director nominees, the approval of the Company's 2000 Stock Option Plan, the ratification of the grant of stock options to Michael
R. McCarthy, the ratification of the grant of stock options to John E. Martin and the ratification of the appointment of the Company's principal independent public accountants. The Board of Directors recommends a vote FOR each of the matters submitted to shareholders for approval and ratification at the Annual Meeting.


                      SUBMISSION OF SHAREHOLDER PROPOSALS


        Any proposal which a holder of Common Stock intends to present at next year's annual meeting of shareholders must be received by the Secretary of the Company, at the address appearing on the first page of this Proxy Statement, no later than December 29, 2000, in order to be included in the Proxy Statement and the form of Proxy relating to that meeting.


II.  MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

        At the Annual Meeting the shareholders will consider and vote upon:
(1) election of directors to hold office until the next Annual Meeting or until the election and qualification of their successors; (2) approval of the Company's 2000 Stock Option Plan; (3) ratification of the grant of stock options to Michael R. McCarthy, the Company's Chairman; (4) ratification of the grant of stock options to John E. Martin, the Company's President and Chief Executive Officer; and (5) ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent accountants.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will be asked to elect a board of seven directors to hold office until the next Annual Meeting or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company's Board of Directors. All of the nominees currently serve as directors of the Company.
If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the Board.

          Nominees


                                          Position, Principal Occupations
           Name and Age                       and Other Directorships
       ____________________             ________________________________


Jay A. Bielfield, 54               Mr. Bielfield has been a director of
                                   the Company since December 1992.
                                   Mr. Bielfield is an employee of Little
                                   Caesar International, Inc.


Edward W. Elliott, Jr.(2), 56      Mr. Elliott has been a director of the
                                   Company since December 1992. Mr. Elliott is Vice-Chairman and Chief Financial Officer of Franklin Enterprises, Inc., a private investment management firm located in
                                   Deerfield, Illinois.  Mr. Elliott also
                                   serves as a director of Warehouse Club, Inc.


Michael R. McCarthy(2), 48         Mr. McCarthy has been a director of the
                                   Company since December 1992 and Chairman of the Company since December 1999.
                                   Mr. McCarthy has been Chairman and a
                                   director of McCarthy & Co., a firm engaged in the investment banking business in Omaha, Nebraska, since it was organized in 1986.
                                   He also is a director and Chairman of
                                   McCarthy Group, Inc., an investment and
                                   merchant banking firm and the parent of
                                   McCarthy & Co.


John P. Nelson(1), 59              Mr. Nelson has been a director since
                                   August 1993 and was President and Chief
                                   Operating Officer of the Company from
                                   March 1994 until December 1999. Mr. Nelson is Chairman of Silverstone Group.


R. L. Richards(1), 51              Mr. Richards has been a director of the
                                   Company since January 1991. Mr. Richards serves as Managing Director of RDT Limited, a private investment company located in Dublin, Ohio. Prior to the organization of RDT Limited in December 1994 he served as President and director of its predecessor and has held various positions with that company since 1978. Mr. Richards also serves as a director of United Magazine
                                   Company.


David L. Treadwell(2), 45          Mr. Treadwell has been a director of the
                                   Company since December 1992. Mr. Treadwell is President of Prechter Holdings, Inc., which is responsible for a portfolio of investments including operating businesses in automotive supply, newspaper publishing, real estate development and residential construction.


Doug T. Valassis(1), 47            Mr. Valassis has been a director of the
                                   Company since December 1992. Mr. Valassis is President and Chief Operating Officer, and a director, of Franklin Enterprises, Inc., an investment management firm in Deerfield, Illinois, and is a director of Warehouse Club, Inc. He also serves as a director and officer of Lindner Investments, Massachusetts Trust, a complex of six investment funds; and as a director of each of the six funds.


(1) Member of the Audit Committee of the Company.
(2) Member of the Executive and Compensation Committees of the Company.

     Kenneth C. Coon, 49, resigned as Chairman, Chief Executive Officer and director of the Company in December 1999. He was a director of the Company since December 1992. He served as Interim Chief Executive Officer of the Company beginning in February 1992, and as Chairman and President from December 1992 until March 1994 when he was elected Chairman and Chief
Executive Officer. Mr. Coon was President and Chief Executive Officer, and a director, of Acceptance Insurance Holdings Inc. since its formation and of each of its subsidiaries since their formation or acquisition. Since August 1993 he also served as a director of The Redland Group, Inc. and each of its subsidiaries, all of which are subsidiaries of the Company.

     Robert LeBuhn, 66, has been a director of the Company since December 1992 and was a member of the Compensation Committee of the Company. Mr. LeBuhn has determined not to seek reelection and his term of office will expire at the conclusion of the Meeting. Mr. LeBuhn is a private investor. He was Chairman of Investor International (U.S.), Inc., an investment firm in New York, New York, until September 1994. Mr. LeBuhn serves as a director of USAir Group, Inc., Cambrex Corp., and Enzon, Inc.

     Nominees receiving the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting will be elected as directors of the Company. The Board of Directors recommends a vote "FOR" the election of all nominees.

              PROPOSAL 2 - APPROVE COMPANY'S 2000 STOCK OPTON PLAN

General

     The Board of Directors of the Company is seeking shareholder approval of the Acceptance Insurance Companies Inc. 2000 Stock Option Plan (the "Plan"). A copy of the Plan is attached hereto as Exhibit A and should be consulted for detailed information. All statements made in this Proxy Statement regarding the Plan are only intended to summarize the Plan and are qualified in their entirety by reference to the Plan. If approved by the shareholders, the 2000 Stock Option Plan will supersede the 1996 Stock Option Plan and the Company will no longer make grants or awards under the 1996 Stock Option Plan. Grants and awards that are outstanding under the 1996 Stock Option Plan will not be affected by the adoption and approval of the 2000 Stock Option Plan.

Purpose of the Plan

     The purpose of the Plan is to advance the interests of the Company by providing directors and employees of the Company and its affiliates with the opportunity to acquire shares of Common Stock. By encouraging such stock ownership the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility, and to provide additional incentive to directors and employees of the Company and its affiliates to promote the success of the business.

Description of the Plan

     Effective Date. The Plan was adopted effective as of April 1, 2000 (the "Effective Date"), subject to its approval by the affirmative vote of a majority of the votes cast at the Meeting.

     Administration. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee has discretionary authority to select participants and grant stock options, to determine the form and content of any stock options granted under the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make other decisions necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee are final and conclusive on all persons affected thereby. Members of the Committee will be indemnified to the full extent permissible under the Company's governing instruments in connection with any claims or other actions relating to any action taken under the Plan. The Committee currently consists of Directors McCarthy, Elliott and Treadwell.

     Eligible Persons; Types of Grants. Under the Plan, the Committee has discretionary authority to grant incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code, and nonqualified options ("NQSOs") (collectively, "Options") to any Company employee or director. The Company has seven nonemployee directors and, as of March 1, 2000, the Company had 798 employees.


     Shares Available for Grants. The Plan reserves 1,000,000 shares of Common Stock for issuance upon the exercise of Options, representing approximately 7.0% of the total number of Common Stock outstanding as of March 25, 2000.
Such shares may be authorized but unissued shares or shares held in treasury. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust the number and kind of shares reserved for issuance under the Plan, the number of and kind of shares subject to outstanding Options, and the exercise prices of Options. To the extent Options expire, become unexercisable, or are forfeited for any reason without having resulted in the issuance of Common Stock to Option holders, those shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options.

     Exercise Price. The exercise price as to any ISO may not be less than the fair market value of the optioned shares on the date of grant, which the Plan provides is the closing price of the Common Stock on the New York Stock Exchange on the day the Option is granted, or on the first business day following the date of the grant if the date of the grant is not a business day. The exercise price as to any NQSO may be less than the fair market value of the optioned shares on the date of grant. The last reported sale price of the Common Stock as reported on the NYSE composite tape on April 10, 2000 was $4.875 per share. In the case of a participant who owns more than 10% of the outstanding Common Stock on the date of receiving an ISO grant, its exercise price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by a participant for the first time during any calendar year (under all stock option plans of the Company and of any subsidiary) exceeds $100,000, the Options granted in excess of $100,000 will be treated as NQSOs.

     Exercise of Options. The exercise of Options will be subject to such terms and conditions as are established by the Committee in a written agreement between the Committee and the participant. Only Common Stock is subject to purchase upon exercise of the Options, and an Option may not be exercised for a fractional share. Options may not be exercised until "vested." In the absence of Committee action to the contrary, Options typically will vest after three years of service with the Company following date of grant.

     Method for Exercise. A participant may exercise Options, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the Option with respect to a specified number of shares of Common Stock, and (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock (as elected by the participant), of the amount of the exercise price for the number of shares with respect to which the Option is then being exercised. Common Stock utilized in full or partial payment of the exercise price for Options shall be valued at its market value at the date of exercise, and may consist of shares subject to the Option being exercised.

     Effect of Termination of Service. In the absence of Committee action to the contrary, an otherwise unexpired Option shall cease to be exercisable upon
(i) a participant's termination of employment for "just cause" as defined in the Plan, (ii) the date that is three months after a participant's termination of service for a reason other than just cause or death, or (iii) the date that is one year after a participant's death.

     Conditions on Issuance of Shares. The Committee will have the discretionary authority to impose, in agreements with participants, such conditions and continuing restrictions on shares of Common Stock issued pursuant to the Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, repurchase rights or other conditions or restrictions.

    Nontransferability. Participants may transfer NQSOs to family members or trusts under specified circumstances. Options may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. In addition, Common Stock that is purchased upon the exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the participant's death or disability or such other event as the Board of Directors may specifically deem appropriate.

    Effect of Dissolution and Related Transactions. Upon the termination of employment of an Option holder within 12 months following a change in control (as defined in the Plan), unless such termination was for "just cause," all Options issued to such Option holder will become fully exercisable. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the exercise prices thereof, will be equitably adjusted for any change or exchange of shares for a different number or kind of shares or other securities which results from the Transaction. However, any such adjustment will be made in such a manner as to not constitute a modification, within the meaning of Section 424(h) of the Internal Revenue Code, of outstanding ISOs.

    Duration of the Plan and Grants. The Plan has a term of 10 years from the Effective Date, after which date no Options may be granted. The maximum term for an Option is 10 years from the date of grant, except that the maximum term of an ISO may not exceed five years if the participant owns more than 10% of the Common Stock on the date of grant. The expiration of the Plan, or its termination by the Committee, will not affect any Option then outstanding.

     Modification of Options. At any time, and from time to time, the Board may authorize the Committee to modify any outstanding Option, provided that no such modification may confer on the holder of the Option any right or benefit which could not be conferred on him by the grant of a new Option, or impair the Option without his consent.

    Amendment and Termination of the Plan. The Board of Directors may from time to time amend the terms of the Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension, or termination of the Plan will, without the consent of any affected participant, alter or impair any rights or obligations under any Options previously granted.

    Financial Effects of Options. The Company will receive no monetary consideration for the granting of Options under the Plan. It will receive no monetary consideration, other than the exercise price for shares of Common Stock issued to participants, upon the exercise of their Options. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes.

   Under the intrinsic value method that the Company follows under applicable accounting standards, recognition of compensation expense is not required when Options are granted at an exercise price equal to or exceeding the fair market value of the Common Stock on the date the Option is granted, but disclosure may be required in financial statement footnotes regarding pro forma effects on earnings and earnings per share of recognizing as a compensation expense an estimate of the fair value of such stock-based awards.

   New Plan Benefits. The following table sets forth the number of options currently granted under the 2000 Stock Option Plan to Mr. Martin, subject to approval by the shareholders of the 2000 Stock Option Plan and the options granted to Mr. Martin. The Company believes that stock options may be granted to other officers, directors or employees. At this time, however, the Company does not know when options will be granted, to whom they will be granted or the terms and conditions of those specific grants. The Committee is authorized to select the participants and make grants under the Plan.

                               NEW PLAN BENEFITS
                             2000 STOCK OPTION PLAN

Name and Position                 Dollar Value ($)       Option for Number
                                                         of  Shares of
                                                         Common Stock

John E. Martin
President and Chief
Executive Officer                  $128,125(1)              200,000


Other officers, directors
and employees                              (2)                   (2)




(1) Represents the aggregate market value (market price of the Common Stock on April 1, 2000, the date the option was granted subject to shareholder approval of the 2000 Stock Option Plan and the grant of the stock option), less the exercise price of $4.2698 per share for 100,000 shares, $5.2698 per share for 50,000 shares and $6.2698 for 50,000 shares. See Proposal 4 for a description of the prices, expiration dates and other material conditions upon which the option may be exercised. See "Federal Income Tax Consequences" for a description of the federal income tax consequences of the grant and the exercise of the Options, some of which are ISOs and some of which are NQSOs as described under Proposal 4, to the Company and Mr. Martin.

(2) The number of options, if any, to be granted to other officers, directors and employees is not determinable at this time.

    On April 10, 2000, the last sale price of the Common Stock was $4.875, as reported on the New York Stock Exchange composite tape.

Federal Income Tax Consequences

    Summarized below are the federal income tax consequences that the Company expects (based on current tax laws, rules, and interpretations) with respect to Options.

     Date of Grant. The recipient of an Option will not recognize taxable income upon its grant, nor will the grant entitle the Company to a current deduction.

     Subsequent Events. The subsequent tax consequences for Option recipients differ depending on the type of Option. In general, however, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the Option holder.

    ISOs. If an Option holder holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the ISO will be treated by the holder as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If a holder disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a "disqualifying disposition." In this event, the holder will be required, at the time of the disposition of the Common Stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise, as ordinary income and the excess, if any, as capital gain.

   The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the holder for alternative minimum tax. However, if a participant recognizes ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount.

   NQSOs. A holder will recognize ordinary income upon the exercise of the NQSOs in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price. Upon a subsequent disposition of such shares, any amount received by the holder in excess of the fair market value of the shares as of the exercise will be taxed as capital gain.

Recommendation and Vote Required

   The Board of Directors has determined that the Plan is desirable, cost effective, and produces incentives that will benefit the Company and its shareholders. The Plan more closely aligns the long-term economic interests of the persons who receive options with those of shareholders. The Board of Directors adopted the Plan on March 16, 2000, effective as of April 1, 2000 and subject to shareholder approval. The Plan will not become effective unless it is approved by the holders of record of at least a majority of the shares of Common Stock present in person or represented by Proxy at the annual meeting. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented therein in favor of the Plan. The Board of Directors is seeking shareholder approval of the Plan in order to satisfy the requirements of the Internal Revenue Code for favorable tax treatment of ISOs and to satisfy the requirements of the New York Stock Exchange.

   Shareholder approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting with respect to the Plan. The Board of Directors recommends a vote "FOR" approval of the Plan.

        PROPOSAL 3 - RATIFY GRANT OF STOCK OPTONS TO MICHAEL R. MCCARTHY

   On January 26, 2000 the Board of Directors granted Mr. McCarthy an option to purchase 200,000 shares of Common Stock, subject to shareholder approval of this grant, under the 1996 Stock Option Plan. The purpose of the option to Mr. McCarthy is to compensate him for his services as Chairman of the Company and is in lieu of any cash or other compensation for his services in that capacity. This stock option is exercisable as of the date of grant and for 10 years thereafter at an exercise price of $3.5625 per share. This option will be a NQSO for federal income tax purposes. See "Federal Income Tax Consequences" under Proposal 2 for a description of the federal income tax consequences of the grant and exercise of the option to Mr. McCarthy and the Company. On the date of the grant, the Common Stock closed at $3.5625 per share as reported on the New York Stock Exchange composite tape.

  Shareholder approval of the grant of this stock option to Mr. McCarthy requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting with respect to the grant of these options. The Board of Directors recommends a vote "FOR" approval of this proposal.

          PROPOSAL 4 - RATIFY GRANT OF STOCK OPTONS TO JOHN E. MARTIN

   Pursuant to an agreement dated December 14, 1999 employing John E. Martin as the Company's President and Chief Executive Officer, the Board of Directors of the Company agreed to grant Mr. Martin an option to purchase 200,000 shares of Common Stock subject to shareholder approval. This option was granted effective April 1, 2000, subject to shareholder approval. Under the agreement the exercise price with respect to 100,000 shares was the lower of $5.50 a share or the average trading price per share during the first quarter of 2000. The average trading price per share during the first quarter of 2000 was $4.2698 per share. Accordingly, Mr. Martin may exercise the option for 100,000 shares after December 1, 2000 for $4.2698 per share. Mr. Martin may exercise the option with respect to 50,000 shares after December 1, 2001 at an exercise price of $5.2698 per share and, with respect to the remaining 50,000 shares, after December 1, 2002 at an exercise price of $6.2698 per share. This option is exercisable for a period of 10 years from the date of the grant. If the Company declares a dividend in shares of Common Stock, subdivides its outstanding stock into a greater number of shares, or issues by reclassification of its shares of Common Stock other securities of the Company, the number of shares purchasable upon exercise of this option shall be adjusted so that Mr. Martin shall be entitled to receive the kind and number of shares or other securities of the Company that he would have owned or been entitled to receive, without dilution, under this option. The option granted to Mr. Martin would be exercisable immediately by Mr. Martin at the exercise prices stated above upon a change of control of the Company.

   If shareholders do not approve this option, the Company will pay Mr. Martin a sum which will be the economic equivalent of this option, grossed up for applicable taxes. The amount and timing of this payment will be agreed to by the parties after reasonably taking into consideration tax and related consequences. In the event of Mr. Martin's death, this option shall be exercisable by the personal representative of his estate. The option for the 100,000 shares exercisable after December 1, 2000, for the 50,000 shares exercisable after December 1, 2001 and for 31,177 of the shares exercisable after December 1, 2002 will be an NQSO. The option for 18,823 shares exercisable after December 1, 2002 will be an ISO. See "Federal Income Tax Consequences" under Proposal 2 for a description of the federal income tax consequences of the grant and exercise of the option to Mr. Martin and the Company.

  Shareholder approval of the grant of this stock option to Mr. Martin requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting with respect to both the grant of these options and the ratification of the adoption of the Company's 2000 Stock Option Plan pursuant to Proposal 2. If either Proposal 4 or Proposal 2 is not approved by the required vote, this stock option will not be granted to Mr. Martin. The Board of Directors recommends a vote "FOR" approval of this proposal.

                 PROPOSAL 5 - RATIFY APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

   At the Annual Meeting shareholders will be asked to ratify the Board of Director's appointment of Deloitte & Touche LLP as the Company's principal independent accountants. The appointment of independent accountants by the Board of Directors is submitted for ratification by the shareholders. Although shareholder approval is not required, if the shareholders do not ratify the appointment, the Board of Directors will reconsider the matter.

   Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by shareholders.

   Shareholder ratification of the appointment of independent public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting with respect to ratification of the appointment. The Board of Directors recommends a vote "FOR" ratification of the appointment of the independent public accountants.

               III. INFORMATION ABOUT THE COMPANY, DIRECTORS AND
                               EXECUTIVE OFFICERS

           MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

   The Board of Directors met nine times in 1999. All of the nominees for director served on the Board of Directors throughout 1999. Throughout 1999 there were three committees of the Board: an Executive Committee, an Audit Committee and a Compensation Committee.

   The Executive Committee may exercise certain limited powers of the Board of Directors. It met four times in person and two additional times by teleconference in 1999. The Audit Committee has authority to review internal audit and financial controls, and to recommend to the Board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditors' report and their evaluation and recommendations concerning the Company's internal controls, and approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee met once in 1999. The Compensation Committee reviews the compensation of the executive officers of the Company, and makes recommendations to the Board of Directors regarding such compensation and awards under the various compensation plans adopted by the Company. The Compensation Committee met once in 1999.

   During 1999, each director participated in at least 75% of the meetings or actions by consent of the Board of Directors and each committee on which he sat.

                           COMPENSATION OF DIRECTORS

   Members of the Board of Directors who are not full-time employees of the Company receive an annual retainer of $10,000 plus $1,000 for attendance at each meeting of the Board of Directors, $1,000 for attendance at each meeting of a Committee on which the director sits occurring other than on a day when the directors meet, and $500 for each such meeting occurring on a day when the directors meet. Nonemployee directors who serve as Chairman of a Board Committee, receive an additional $3,000 annual retainer. Pursuant to the Company's 1996 Stock Option Plan, each of the nonemployee directors
(Messrs. Bielfield, Elliott, LeBuhn, McCarthy, Richards, Treadwell and Valassis) were granted an option for 1,500 shares of Common Stock on May 28, 1999. The exercise price for these options is $15.69 per share, the average of the mean between the highest and lowest reported sales price on the New York Stock Exchange on May 28, 1999. These options have a term of 10 years and become exercisable upon the expiration of each director's current term, which is immediately after the Meeting.

                               EXECUTIVE OFFICERS

   The individuals identified below are the executive officers of the Company. The President and Chief Executive Officer and the Secretary normally are appointed annually by the Board of Directors and serve at the pleasure of the Board. Other executive officers normally are appointed annually by the Chief Executive Officer and serve at the pleasure of the Chief Executive Officer.

John E. Martin, 53                 President and Chief Executive Officer of the
                                   Company since December 1999.  From 1997
                                   until prior to joining the Company,
                                   Mr. Martin was executive vice president and chief operating officer for Ag America, FCB/Western Farm Credit Bank located in
                                   Sacramento, California.  From 1994  until
                                   1997 Mr. Martin was executive vice
                                   president, chief operating officer and chief credit officer for Ag America, FCB in Spokane, Washington. Mr. Martin also served as executive vice president, chief operating officer and chief credit officer at Farm
                                   Credit Bank of Omaha, Nebraska from 1987 until 1994 and as a senior vice president of FirsTier Bank of Omaha, Nebraska prior to joining Farm Credit Bank of Omaha.



Kim R. Gibson, 42                  President, American Agrisurance and certain
                                   subsidiaries since January 1996.  Vice
                                   President of Redland Insurance Company and
                                   American Growers since 1990. Mr. Gibson joined American Agrisurance as an adjuster in 1981 and has held various positions in that company.


Stephen T. Fitzpatrick, 53         Chief Underwriting Officer of the Company
                                   since February 1999.  Mr. Fitzpatrick joined
                                   Acceptance Insurance Company in 1994 to
                                   establish the Company's Itasca, Illinois office, which he continues to manage. He previously held various local, regional and national underwriting and other positions with Nordstern Insurance Company, Home
                                   Insurance Company and Chubb Insurance
                                   Companies.


J. Michael Gottschalk, 55          Chief Legal Officer, General Counsel and
                                   Secretary of the Company since August 1998.
                                   For 25 years prior to joining the Company
                                   Mr. Gottschalk was a member of the Kutak
                                   Rock law firm in Omaha, Nebraska and engaged in the private practice of law.


Georgia M. Mace, 50                Treasurer and Chief Financial Officer of the
                                   Company since May 1992.  Ms. Mace has been
                                   Treasurer and Chief Financial Officer of
                                   Acceptance Insurance Company since its
                                   formation and of each of the Acceptance
                                   subsidiaries since their formation or
                                   acquisition.  She also has served as a
                                   director of Acceptance Insurance Company and Phoenix Indemnity Insurance Company since their formation. Ms. Mace formerly was Treasurer of Cornhusker Casualty, a division of Berkshire Hathaway.


Raymond N. Siebert, 52             Chief Administrative Officer for the Company
                                   since May 1995.  Prior to joining the
                                   Company, Mr. Siebert was an Assistant Vice
                                   President for Systems and Operations for the Home Insurance Company. Mr. Siebert held various administrative and operations support positions at Home Insurance for 13 years. He also has held positions in a similar capacity for the Illinois FAIR Plan, Chubb and Son, and Allstate Insurance Co., beginning in 1975.


Charles E. "Duffy" Boyle, 46       Chief Information Officer for the Company
                                   since April 1, 2000. Prior to joining the Company, Mr. Boyle was Senior Vice
                                   President-Information Systems and Services of The Guarantee Life Companies Inc. since
                                   February 1998, and prior thereto, Vice
                                   President-Information Systems and Services of Guarantee Life since November 1997. From
                                   1995 until November 1997, Mr. Boyle held the position of Vice President-Applications
                                   Development with Guarantee Life. From 1990 until joining Guarantee Life, Mr. Boyle served in a variety of positions with First
                                   Data Corporation, with the most recent
                                   position of Director of Applications
                                   Development. Previously, he held positions in a similar capacity for Nielsen Marketing
                                   Research.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth for each of the three years ended
December 31, 1999, the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually, who were serving in such positions as of December 31, 1999. The table also includes the compensation paid by the Company to the person who served as its Chief Executive Officer for most of 1999 and two other executive officers no longer serving in that capacity on December 31, 1999, but who otherwise would have been included in the table if they were serving as executive officers of the Company at year end.


                                                    Summary Compensation Table

                                            Annual Compensation       Long Term Compensation

                                                                                      Securities
                                                                                      Underlying
                                                                        Restricted     Options/
     Name and                                                          Stock Awards      SARs        All Other
 Principal Position                    Year       Salary    Bonus(1)         $            #         Compensation(2)
____________________                 _________    _______  _________    __________     _________    _______________
John E. Martin (3)                    1999        $12,340   $50,000      $0             $0           $0
   President and Chief
   Executive Officer

Kim R. Gibson                         1999        158,168    90,000       0               0            12,375
   President, American                1998        148,883    86,000       0               0            11,712
   Agrisurance, Inc.                  1997        139,750    98,467       0               0            9,020

Stephen T. Fitzpatrick                1999        185,198    36,827       0               0            11,041
   Sr. Vice President,                1998        123,192    39,282       0               15,000       11,969
   Acceptance Insurance Company       1997        118,766    14,830       0               0            11,592

J. Michael Gottschalk(4)              1999        182,300    22,050       0               0            8,000
   Chief Legal Officer,               1998        73,074     0            0               35,000       0
   General Counsel and
   Secretary

Georgia M. Mace                       1999        133,882    39,112       0               0            8,000
   Treasurer and Chief                1998        123,650    64,483       0               0            8,000
   Financial Officer                  1997        120,080    63,607       0               0            128,383 (9)

Kenneth C. Coon (5)                   1999        291,286    0            0               0            74,190 (10)
   Previous Chairman, Chief           1998        280,176    479,600      0               0            324,676(6)
   Executive Officer and              1997        274,374    414,283      0               0            372,938(6)
   Director

John P. Nelson (7)                    1999        270,482    0            0               0            39,574 (11)
   Director and Previous              1998        259,100    330,000      0               0            29,376
   President and Chief                1997        252,088    285,885      0               0            26,899
   Operating Officer

Thomas D. Stamm (8)                   1999        249,807    41,760       0               0            14,547
   Previous Sr. Vice                  1998        173,807    79,466       0               0            12,630
   President, Acceptance              1997        166,339    56,700       0               0            11,152
   Insurance Company


(1) Reflects amounts paid under the Management Incentive Compensation Plan adopted by the Company pursuant to which cash bonuses may be awarded to executives and key employees of the Company and its subsidiaries measured principally on Company earnings and individual performance. Amounts paid during a given year reflect incentive compensation earned during the prior year.
(2) Except where indicated, these amounts reflect the Company's contribution on behalf of such persons to Defined Contribution Plans maintained by the Company.
(3) Mr. Martin became President and Chief Executive Officer on December 14, 1999. The amounts shown in the salary and bonus columns were earned in 1999 and paid in 2000.
(4)      Mr. Gottschalk joined the Company in August 1998.
(5)      Mr. Coon resigned from these positions effective December 14, 1999.
(6) Includes $254,978 paid in 1998 and $300,957 paid in 1997 to Mr. Coon for the income tax benefit received by the Company for its recognition of compensation to him in connection with the exercise of nonqualified stock options.
(7) Mr. Nelson resigned from the positions he held previously effective December 14, 1999.
(8)      Mr. Stamm resigned from this position effective December 31, 1999.
(9) Includes $120,383 paid in 1997 to Ms. Mace for the income tax benefit received by the Company for its recognition of compensation to her in connection with the exercise of nonqualified stock options.
(10) Includes a discretionary contribution of $56,824 under the Company's Executive Deferred Compensation Plan.
(11) This is a discretionary contribution under the Company's Executive Deferred Compensation Plan.

Stock Options and Stock Appreciation Rights

   During the year ended December 31, 1999 the Company did not grant stock options or stock appreciation rights to any executive officer of the Company.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information concerning options exercised during 1999, and the number and value of unexercised options at the end of 1999, for executive officers of the Company whose compensation is reported in the summary compensation table.


             Name                   Number of        Value         Number of Securities        Value* of Unexercised
                                 Shares Acquired   Realized       Underlying Unexercised      In-the-Money Options by
                                   on Exercise                     Options at Fiscal                  FY-End
                                                                         Year End             Exercisable/Unexercisable
_______________________         ________________    ________  ___________________________     __________________________
John E. Martin                          0              0      0 Exercisable Options                      0
  President and Chief                                         0 Unexercisable Options                    0
  Executive Officer

Kim R. Gibson                           0              0      52,000 Exercisable Options                 0
   President, American                                        28,000 Unexercisable Options               0
   Agrisurance, Inc.

Stephen T. Fitzpatrick                  0              0      3,000 Exercisable Options                  0
   Sr. Vice President,                                        12,000 Unexercisable Options               0
   Acceptance Insurance
   Company

J. Michael  Gottschalk                  0              0      7,000 Exercisable Options                  0
   Chief Legal Officer,                                       28,000 Unexercisable Options               0
   General Counsel and
   Secretary

Georgia M. Mace                         0              0      29,000 Exercisable Options                 0
   Treasurer and Chief                                        1,000 Unexercisable Options                0
   Financial Officer

Kenneth C. Coon                         0              0      288,000 Exercisable Options                0
   Previous Chairman, Chief                                   112,000 Unexercisable Options              0
   Executive Officer and
   Director

John P. Nelson (1)                      0              0      162,000 Exercisable Options                0
   Director and Previous                                      88,000 Unexercisable Options               0
   President and Chief
   Operating Officer

Thomas D. Stamm (2)                     0              0      53,000 Exercisable Options                 0
   Previous Sr. Vice                                          22,000 Unexercisable Options               0
   President, Acceptance
   Insurance Company


* Calculated as the difference between the option exercise price and the closing price per share on the New York Stock Exchange on December 31, 1999.

(1)      All of Mr. Nelson's options expired on March 15, 2000.

(2)      All of Mr. Stamm's options expired on March 31, 2000.


Employment Contracts and Termination of Employment Agreements


   John E. Martin, President and Chief Executive Officer of the Company, is employed under an employment agreement dated December 14, 1999. Under this agreement, Mr. Martin receives a base annual salary of $250,000, subject to increase upon review and approval of the Board at least annually, all benefits available to the Company's employees from time to time, including the 2000 Stock Option Plan, if approved by the shareholders, the Company's Management Incentive Compensation Plan and any other stock plan, deferred compensation plan or similar plan established by the Company for its employees and senior executives and the grant of stock options described under Proposal 4 if approved by the shareholders. The employment agreement is in effect through December 14, 2002, unless earlier terminated for cause or upon the death or permanent disability of Mr. Martin and is automatically renewable for successive one-year terms unless notice of nonrenewal is provided at least 60 days prior to the end of any term of the agreement. If the agreement is terminated for any reason other than cause before December 14, 2002, Mr. Martin or his estate will receive the balance of any compensation and benefits that he would have received through that date. Mr. Martin has agreed not to compete with the Company or any of its affiliates for two years after the end of his employment under this agreement. Upon a change of control of the Company, the options granted to Mr. Martin described in Proposal 4 will become exercisable immediately, if the grant of the options to Mr. Martin and the 2000 Stock Option Plan are approved by the shareholders.

   J. Michael Gottschalk, Chief Legal Officer, General Counsel and Secretary of the Company, is employed under an employment agreement dated August 1, 1998. Under this Agreement, Mr. Gottschalk received an initial base annual salary of $175,000, was eligible initially for a maximum bonus of 60% of his base salary under the Company's Management Incentive Compensation Plan, was eligible for inclusion in the Company's stock option, deferred compensation and similar plans established for employees and senior executives and was included, to the extent eligible, in all other benefit plans for employees and senior executive officers. The employment agreement is in effect through July 31, 2000, unless earlier terminated for cause or upon the death of Mr. Gottschalk and is automatically renewable for successive one-year terms unless notice of nonrenewal is provided no later than April 30 of any year during the term of the agreement. Mr. Gottschalk has agreed not to compete with the Company or any of its affiliates for up to one year after the end of his employment under this agreement.

   In connection with his resignation as Chairman and Chief Executive Officer of the Company, Kenneth C. Coon and the Company entered into an interim agreement dated December 14, 1999, which superseded the Employment Agreement Mr. Coon and the Company entered into effective February 19, 1990. Under this interim agreement, Mr. Coon and the Company acknowledged the February 19, 1990 Employment Agreement entitled Mr. Coon to receive a severance payment of $1,546,200 upon the termination of his employment prior to the expiration of that agreement on December 31, 2001. The interim agreement provided that Mr. Coon would remain an officer of the Company, complete certain special projects and be paid a salary based on an annualized amount of $250,000 until his resignation from all positions with the Company and its affiliates.
Mr. Coon resigned from all positions and severed his employment with the Company on April 14, 2000. Mr. Coon received all employee benefits through that date and will receive a severance payment of $1,546,200 pursuant to his employment agreement dated February 19, 1990. In addition, Mr. Coon will retain and be entitled to his vested interest in the Company's 401(k) plan, Employee Stock Ownership Plan and nonqualified Executive Compensation Plan to the extent allowed by those plans; the Company will match Mr. Coon's contributions to the Company's 401(k) plan in 1999 and 2000 to the maximum extent allowed under the plan; if Mr. Coon elects COBRA coverage for health insurance the Company will pay the portion of the premium it would have paid if Mr. Coon had remained employed until he becomes covered by other health insurance or 18 months, whichever is earlier; if Mr. Coon is not covered by other health insurance after 18 months the Company will pay him an amount equal to its share of the COBRA premium through December 31, 2001 net of withholding for taxes; the Company has agreed to indemnify and hold harmless Mr. Coon against a judgment, settlement, penalty or fine, including an excise tax on an employee benefit plan, incurred with respect to any action, suit, debarment or proceeding related to his acts, services or duties as a director, officer, employee or agent of the Company or its affiliates or as a director, officer, partner, trustee, employee or agent of another entity at the request of the Company or its affiliates; the Company has agreed to keep in force for the benefit of Mr. Coon current errors and omissions liability insurance policies or replacement policies providing substantially identical coverage and limits of coverage; and the Company has agreed to pay Mr. Coon $1,500 per day and to reimburse him for his reasonable out-of-pocket expenses for services he performs in connection with the orderly transfer of pending matters or any audit, examination or litigation affecting the Company. The Company and Mr. Coon also have entered into a month-to-month consulting agreement dated April 11, 2000 and terminable by either party at any time upon written notice. Under this agreement, Mr. Coon will provide general consulting services as requested by the Company, including investigation, document review, studies and research, will be paid $5,000 per month for all consulting services provided and will be reimbursed for travel and other expenses incurred at the request of the Company.

   In connection with his resignation from all employee, officer and director positions with the Company and its subsidiaries and affiliates, other than as a director of the Company, the Company and John P. Nelson entered into an agreement dated December 14, 1999 that supersedes his July 2, 1993 employment agreement. Under the December 14, 1999 agreement, Mr. Nelson will continue to serve as a director of the Company and has agreed to provide information, advice and consulting services regarding previous operations of the Company, regulatory issues and other matters relating to the Company as the Company may from time to time request, and to prepare for and provide testimony if he is subpoenaed as a witness in any suit, claim or investigation because of his employment with the Company or on account of claims, suits or investigations against the Company (the "Future Services"). The Company has agreed to provide, at its cost, all clerical, legal and technical support reasonably necessary for Mr. Nelson to provide these services to the Company. Mr. Nelson received a final regular salary payment computed as though he were an employee of the Company through December 31, 1999, a salary payment for 2000 in the gross amount of $273,000 net of applicable withholdings and pursuant to his July 2, 1993 Employment Agreement, a payment of $34,477.80 for health and dental insurance during 2000, and a five percent Company match on the Tax Deferred Savings Plan for each of 1999 and 2000. The Company will pay
Mr. Nelson $1,500 per day for each day that he provides Future Services and reasonable out-of-pocket expenses paid or incurred by him in providing the Future Services. The Company also has agreed to indemnify and hold Mr. Nelson harmless with respect to any obligation to pay a judgment, settlement, penalty or fine relating to any employee benefit plan and all reasonable costs incurred with respect to any action, suit, debarment or proceeding related to his acts, services or duties as a director, officer, employee or agent of the Company or its affiliates, including The Redland Group, Inc. or any of its affiliates, as the representative of the shareholders of The Redland Group, Inc. or as a director, officer, partner, trustee, employee or agent of another entity at the request of the Company or its affiliates. The Company has also agreed to keep in force for the benefit of Mr. Nelson all Directors and Officers and Errors and Omissions liability policies in effect on the date of the agreement or replacement policies providing substantially identical coverage and limits of coverage.

Report of the Compensation Committee on Executive Compensation

   In 1993, the Compensation Committee developed a compensation program covering the Company's Chief Executive Officer, other executive officers and key employees. Under the program compensation is composed of a combination of salary, incentive cash bonuses and stock option grants. The program intends the salary portion of executive compensation to be competitive in the marketplace for comparable positions, but not to be the principal vehicle for rewarding high-level performance. Rather, over time, the program limits salary increases largely to reflect inflation and increased responsibility.

  The Management Incentive Compensation Plan, calling for the payment of cash bonuses in accordance with the provisions of the Plan, is the Company's vehicle for rewarding superior performance. The Management Incentive Compensation Plan is based upon Company, unit and individual performance goals established annually and tied to the Company's strategic plan. The maximum bonus payable is established as a percentage of base salary, which ranges from 200% for the Chief Executive Officer down to 20% for lower level key employees. The Plan also establishes the extent to which the amount of bonus is based upon meeting Company goals, and the extent to which the bonus is based upon meeting unit and individual goals. Attainment of Company goals is weighted more heavily for senior executives, while individual goals are weighted more heavily for executives and key employees at the staff and division levels.

   Effective June 1, 1996, the Company adopted an Executive Deferred Compensation Plan. The Plan is a nonqualified deferred compensation arrangement pursuant to which eligible employees may defer compensation by having the Company pay selected amounts over to the Plan, and may thereby defer income tax liability on those amounts until the employee receives the compensation. Only key management employees designated by the Committee who elect to participate in the Plan are eligible under the Plan. The Company matches 100% of the first 5% of income deferred by participants in the Plan or in the Company's 401(k) plan.

   The Company has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it imminent that annual compensation to any executive officer will exceed $1 million. The Committee intends to monitor executive compensation, including the value of compensation which may ultimately be received by the Chief Executive Officer and other executive officers, comprised of salary, cash bonuses and receipt of values under stock option grants, and will address a policy to qualify compensation paid to executive officers under Section 162(m) at the time it deems it necessary to do so.

   In all respects, the action of the Compensation Committee is subject to approval by the Board of Directors. Applying these criteria to 1998, in 1999 the Board of Directors awarded the Chief Executive Officer a 4% salary increase and made a discretionary contribution of $56,824 to the Executive Deferred Compensation Plan.

   The Executive and Compensation Committees of the Board were combined in 2000, and the Committee currently is reviewing the compensation policies of the Company. The Committee has determined that the Chairman will receive no compensation other than 200,000 options granted under the 1996 Incentive Stock Option Plan. Compensation of the Chief Executive Officer consists of a base salary, stock options granted by the Company subject to shareholder approval and a discretionary bonus approved by the Committee. The Committee has approved a pilot bonus plan for the Company's Crop Division; this pilot program includes broad-based employee participation and specific, division-wide goals. Currently the Committee and the Chief Executive Officer are working to develop and implement a compensation plan that will align the long-term interests of the stockholders and the Company managers. The plan is expected to include cash bonuses tied to profitability and stock options tied to the public market value of the Company's shares.

   Members of the Executive and Compensation Committee are:


          Michael R. McCarthy, Chairman
          David L. Treadwell
          Edward W. Elliott, Jr.

STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company's Common Stock during the past five years to the Value Line Property and Casualty Insurance Group and the Russell 2000 Index.

[GRAPHIC OMITTED]


Acceptance Insurance Companies Inc.          $100      99.17        131.67       161.25       135.00      38.33

Russell 2000 Index                           $100      128.44       149.55       182.75       177.76      209.46

Insurance: Property/Casualty                 $100      140.52       179.66       277.08       281.31      234.89



Assumes $100 invested at the close of trading December 31, 1994 in the Company's Common Stock, Russell 2000 Index, and Insurance: Property/Casualty.

*Cumulative total return assumes reinvestment of dividends.

(Source: Value Line, Inc. Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.)

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based upon the Company's review of Forms 3, 4 and 5, and amendments thereto, furnished during or with respect to the Company's 1999 fiscal year, and separate written representations, no persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the Company's 1999 fiscal year or prior fiscal years.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Doug T. Valassis, a director of the Company, is one of two individuals controlling Brisbane Corporation, the Manager of VELP II, a principal shareholder of the Company.

   During the fiscal year ended December 31, 1999, the Company employed McCarthy Group Asset Management, a wholly owned subsidiary of McCarthy Group, Inc., to furnish investment advisory services to the Company and paid approximately $356,000 for such services. Michael R. McCarthy, Chairman and a director of the Company, is Chairman and the controlling shareholder of McCarthy Group, Inc.

   The Company contracts with Redland & Associates, Inc., to administer health insurance benefits for its employees and to place property and casualty coverages on behalf of the Company whereby Redland & Associates, Inc. receives commissions from the insurance providers, which totaled $381,000 in 1999. In addition, the Company pays commissions and fees to Redland & Associates, Inc. in connection with insurance written and loss control activities, which totaled $286,000 in 1999. Redland & Associates, Inc. reimburses the Company for an allocable share of certain office occupancy expenses in the sum of $3,000 in 1999. John P. Nelson, a director of the Company, is Chairman of the Board and a principal shareholder of Redland & Associates, Inc.

     By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

   The following table provides information as of April 10, 2000 with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.


                                          Sole Ownership                Shared Ownership            Total Ownership
                                       ______________________         _____________________         _________________

     Name and Address of              Number of        Percent    Number of     Percent of     Number of      Percent
      Beneficial Owner                Shares(1)          of        Shares(1)      Class        Shares(1)        of
                                                        Class                                                  Class
_________________________            ____________     _________  ______________  _______     ___________     __________

VELP 2, L.L.C. (2)

Doug T. Valassis(3)                   237,879(3)         1.7%     1,690,410(4)   11.8%        1,928,289        13.5%
 D. Craig Valassis
 George F. Valassis
 Edward W. Elliott, Jr.
 1400 N. Woodward Avenue
 Suite 270
 Bloomfield Hills, MI  48304

McCarthy Group, Inc.                  772,628            5.4%     94,082(5)      0.7%         866,710          6.1%
 Suite 450, One Pacific Place
 1125 South 103rd Street
 Omaha, NE  68124

Wanger Asset Management, L.P. (6)     0                   0%      1,503,000      10.5%        1,503,000        10.5%
 Acorn Investment Trust
 227 West Monroe Street
 Suite 3000
 Chicago, IL  60606

Dimensional Fund Advisors Inc. (7)    1,058,938          7.4%     0%             0%           1,058,938        7.4%
 1299 Ocean Avenue
 11th Floor
  Santa Monica, CA  90401


Artisan Partners Limited              0                   0%      980,100        6.9%         980,100          6.9%
Partnership (8)
 Artisan Investment Corporation
 Andrew A. Ziegler
 Carlene M. Ziegler
 1000 North Water Street
 #1770
 Milwaukee, WI 53202



(1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(2) Based upon Amendment No. 5 to a Schedule 13D dated March 21, 2000 and filed with the Securities and Exchange Commission jointly by VELP 2, L.L.C., Doug T. Valassis, D. Craig Valassis, George F. Valassis and Edward W. Elliott, Jr. Doug T. Valassis and Edward W. Elliott, Jr. are directors of the Company.

(3) Doug T. Valassis directly owns 230,379 shares of Common Stock, and immediately exercisable options to purchase 7,500 shares of Common Stock.

(4) Includes 1,680,345 shares of Common Stock held by VELP 2, L.L.C. and managed by Brisbane Corporation, which is owned and controlled by Doug T. Valassis and D. Craig Valassis, 8,000 shares of Common Stock beneficially owned by Valassis Enterprises as to which Doug T. Valassis shares voting and dispositive powers and 2,065 shares beneficially owned by Franklin Enterprises, Inc. as to which Doug T. Valassis shares voting and dispositive powers.

(5) Based upon Amendment No. 1 to a Schedule 13D dated February 18, 2000 and filed with the Securities and Exchange Commission jointly by McCarthy Group, Inc. and Fulcrum Growth Partners, L.L.C and a Form 4 filed with the Securities and Exchange Commission on April 10, 2000. Includes 78,702 shares of Common Stock owned by McCarthy & Co., 4,080 shares of Common Stock owned by McCarthy & Co.'s 401(k) Plan, 800 shares of Common Stock managed by McCarthy & Co. d/b/a McCarthy Group Asset Management, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and immediately exercisable options to purchase 10,500 shares of Common Stock owned by Michael R. McCarthy. McCarthy & Co. is a wholly owned subsidiary of McCarthy Group, Inc. Michael R. McCarthy, the Chairman, Chief Executive Officer and a director of McCarthy Group, Inc., also currently is a director of the Company.

(6) Based on Amendment No. 3 to a Schedule 13G dated February 11, 2000 and filed with the Securities and Exchange Commission on behalf of Wanger Asset Management, L.P., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(7) Based on a Schedule 13G dated February 4, 2000 and filed with the Securities and Exchange Commission on behalf of Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the securities reported.

(8) Based on a Schedule 13G dated February 14, 2000 and filed with the Securities and Exchange Commission on behalf of Artisan Partners Limited Partnership, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

Management

   The following table provides information as of April 10, 2000, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a Group.


                                                                      Common Stock
                                                    ____________________________________________
                                                     Number of Shares              Percent of
                                                    Beneficially Owned (1)          Class (2)
                                                    _______________________       _____________

Jay A. Bielfield(3)...............................       22,250                              *

Kenneth C. Coon(4)................................      479,100                           3.3%

Edward W. Elliott, Jr.(5).........................      662,048                           4.6%

Stephen T. Fitzpatrick(6).........................        3,728                               *

Kim R. Gibson(7)..................................       52,008                              *

J. Michael Gottschalk(8)..........................       11,952                              *

Robert LeBuhn(9)..................................       12,500                              *

Georgia M. Mace(10)...............................       39,947                              *

John E. Martin....................................       10,000                              *

Michael R. McCarthy(11)...........................      866,710                           6.1%

John P. Nelson(12)................................      487,178                           3.4%

R. L. Richards(13)................................       63,234                              *

Raymond N. Siebert(14)............................        9,432                               *

David L. Treadwell(15)............................       10,700                              *

Doug T. Valassis(16)..............................    1,928,289                        13.5%

All directors and officers as a group (15 persons)    4,659,076                        31.6%

* Less than one percent.

(1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him or her, except as described in the following footnotes.

(2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(3) Includes 2,500 shares owned by Mr. Bielfield's spouse and immediately exercisable options to purchase 10,500 shares of Common Stock.

(4) Includes 1,216 shares of Common Stock owned by Mr. Coon's spouse, 12,774 shares of Common Stock held for Mr. Coon's account by the trustee of the Employee Stock Ownership and Tax Deferred Savings Plan ("KSOP"), 1,717 shares of Common Stock held for Mrs. Coon's account by the trustee of the KSOP, and immediately exercisable options to purchase 288,000 shares of Common Stock.

(5) Includes 651,548 shares of Common Stock held in various trusts for which the shareholder acts as a beneficiary, co-trustee or both, and immediately exercisable options to purchase 10,500 shares of Common Stock.

(6) Includes immediately exercisable options to purchase 3,000 shares of Common Stock.

(7) Includes immediately exercisable options to purchase 52,000 shares of Common Stock.

(8) Includes immediately exercisable options to purchase 7,000 shares of Common Stock.

(9) Includes immediately exercisable options to purchase 10,500 shares of Common Stock.

(10) Includes immediately exercisable options to purchase 29,000 shares of Common Stock.

(11) Includes immediately exercisable options to purchase 10,500 shares of Common Stock. See also Note (5) under "Security Ownership of Certain Beneficial Owners and Management - Principal Shareholders."

(12) John P. Nelson directly owns 261,438 shares of Common Stock, 12 of which are held by the Company's Employee Stock Ownership Plan. Includes 117,540 shares of Common Stock held by a family corporation controlled by Mr. Nelson, 4,500 shares of Common Stock held by Mr. Nelson's wife, 3,700 shares of Common Stock held by a trust for one of Mr. Nelson's children for which he is the trustee and 100,000 shares of Common Stock held by two companies controlled by Mr. Nelson and his children.

(13) Includes immediately exercisable options to purchase 10,500 shares of Common Stock.

(14) Includes immediately exercisable options to purchase 9,000 shares of Common Stock.

(15) Includes immediately exercisable options to purchase 10,500 shares of Common Stock.

(16) Includes immediately exercisable options to purchase 7,500 shares of Common Stock. Also see Notes (2), (3), and (4) under "Security Ownership of Certain Beneficial Owners and Management - Principal Shareholders."


IV.  OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth herein. However, if other proper matters should come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment.

   The Proxy for the 2001 annual meeting of shareholders will confer on the Proxy holders discretionary authority to vote on any matter proposed by any shareholder for consideration at the meeting. The Proxy Statement for the 2001 annual meeting will state how the Proxy holders will vote with respect to any matter proposed by a shareholder if the Company receives written notice of the proposal from the proponent on or before March 13, 2001. The notice must be submitted in writing and mailed by certified mail to the Company Secretary at the Company's principal executive offices.

   The Company's Annual Report, including financial statements, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be considered, however, part of this Proxy solicitation material. Any stockholder who wishes to receive a copy of the Form 10-K filed by the Company with the Securities and Exchange Commission may obtain a copy without charge by writing to the Company. Requests should be directed to the Secretary at the Company's principal executive offices.

   Shareholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. The Proxy does not affect the right to vote in person at the Annual Meeting.


                                   By Order of the Board of Directors


                                   J. Michael Gottschalk, Secretary


Omaha, Nebraska
April 28, 2000

       EXHIBIT A

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             2000 STOCK OPTION PLAN


     1.       Purpose of the Plan.

     The purpose of this Plan is to advance the interests of the Company through providing Directors and selected Employees of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging ownership of Common Stock, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and Employees of the Company or any Affiliate to promote the success of the business.

     2.       Definitions.
     As used herein, the following definitions shall apply.

     (a) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c)      "Board" shall mean the Board of Directors of the Company.

     (d)      "Change in Control" shall mean any one of the following events:
(1) the acquisition of ownership, holding or power to vote more than 51% of the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Company's directors, or (3) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934). For purposes of defining Change in Control, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (e)     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f)     "Committee" shall mean the Compensation Committee of the Board.

     (g)     "Common Stock" shall mean the common stock of the Company.

     (h)     "Company" shall mean Acceptance Insurance Companies Inc.

     (i) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of (1) sick leave, military leave or any other leave of absence approved by the Company, (2) transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, (3) a Director's performance of services in an emeritus or advisory capacity, or (4) changes between a Participant's status as an Employee or Director provided the Participant is continuously performing services for the Company or an Affiliate.

     (j) "Director" shall mean any member of the Board and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (k) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (l) "Effective Date" shall mean the date specified in Paragraph 12 hereof.

     (m) "Employee" shall mean any person employed by the Company or an Affiliate.

     (n) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

     (o) "ISO" means an option to purchase Common Stock, which meets the requirements, set forth in the Plan, and which an Agreement identifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     (p) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (q) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (r) "NQSO" means an option to purchase Common Stock that meets the requirements set forth in the Plan but which an Agreement identifies as not being an ISO.

     (s)     "Option" means an ISO and/or a NQSO.

     (t) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (u) "Participant" shall mean any person who receives an Option pursuant to the Plan.

     (v) "Plan" shall mean this Acceptance Insurance Companies Inc. 2000 Stock Option Plan.

     (w) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (x)     "Share" shall mean one share of Common Stock.

     (y) "Year of Service" shall mean a full 12-month period, measured from the grant date of an Option and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

     3.       Term of the Plan and Options.

     (a) Term of the Plan. This Plan shall remain in effect until terminated by the Board. Termination of the Plan shall not affect any Options previously granted, and such Options shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited. No Option shall be granted under the Plan after 10 years from the Effective Date.

     (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.       Shares Subject to the Plan.

      Except as otherwise required under Section 9, the aggregate number of Shares deliverable pursuant to Options shall be 1,000,000 Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Option should expire, become unexercisable, or be forfeited for any reason, the Shares subject to the Option shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

     5.       Administration of the Plan.

     (a) Composition of the Committee. The Committee shall administer the Plan. In the absence at any time of a duly appointed Committee, those members of the Board who are Non-Employee Directors shall administer the Plan.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and
(v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and the Board may delegate authority as to it from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Option granted by the Committee shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant and every Participant who enters into an Agreement shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions as the Committee, in its discretion may determine, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement
(i) the Exercise Price of the Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manners, times and rates (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, placed upon such Option or upon Shares which may be issued upon exercise of such Option.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of the Options.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.       Grant of Options.

     (a) General Rule. The Committee shall have the discretion to grant Directors (including members of the Committee) and Employees Options to purchase Optioned Shares, which shall be subject to any restrictions or conditions imposed pursuant to Section 15 of this Plan.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options that are NQSOs.

     7.       Exercise Price for Options.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular ISO shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Market Value. The Market Value per Share of the Optioned Shares shall be the closing price of the Common stock on the New York Stock Exchange on the day the Option is granted or, if the Option is granted on a nonbusiness day then on the first business day following the day the option is granted.

     8.       Exercise of Options.

     (a) Generally. Unless the Committee specifically eliminates any vesting requirement or imposes a different vesting schedule in an Agreement granting an Option, each Option Participant shall became vested in the right to exercise his or her Options according to the following schedule:


                                        Vested Percentage
Years of Service Following              (Applied to Optioned Shares)
Grant Date

Less than 3                                       0%

3 or More                                       100%

          Notwithstanding the foregoing, each Participant shall become (100%) vested immediately (i) upon termination of the Participant's Continuous Service due to the Participant's Disability or death, or (ii) termination of the Participant's Continuous Service within 12 months following a Change in Control, unless such termination was for "Just Cause" as defined in Section 8(c) below. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise an Option, subject to provisions relative to its termination and limitations on its exercise, only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Period of Exercisability. Except to the extent otherwise provided herein or in the terms of an Agreement, an Option may be exercised by a Participant only while he or she has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire). Notwithstanding the foregoing, the Participant's rights to exercise such Option shall expire:

             (1) immediately upon termination of the Participant's Continuous Service due to "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment, consulting, or severance agreement between the Participant and the Company (and, in the absence of any such agreement, shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties violation of any law, rule or regulation (other than traffic violations or similar offenses) or entry of a final cease-and-desist order against the Participant;

            (2) immediately upon a determination by the Committee that the Participant has violated a noncompetition provision contained in any unexpired employment, consulting, or other written agreement between the Participant and the Company or an Affiliate; or

            (3) one year from the date on which the Participant's Continuous Service terminates due to his or her death (but not later than the date on which the Option would otherwise expire), during which time the Option may be exercised (to the extent that the Participant would have been entitled to exercise it immediately prior to his or her death) by the personal representatives of his or her estate or person or persons to whom his or her rights under such Option shall have passed by will or by laws of descent distribution.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     9. Change in Control; Effect of Changes in Common Stock Subject to the Plan.

     (a) Change in Control. Upon a termination of a Participant's Continuous Service within 12 months of a Change in Control, all Options shall become fully exercisable, notwithstanding any other provision of the Plan or any Agreement.

     (b) Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of Shares subject to outstanding Options, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (c) Transactions in Which the Company Is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or
(iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction, and the forfeiture provisions set forth in subsections 8(c)(2) and 17(c) shall automatically become null and void.

     (d) Special Rule for ISOs. Any adjustment made pursuant to subsections (a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, then, except as expressly provided in this Section, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to this Plan and any applicable Agreement before the adjustment was made.

     (f) Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

     (g) Certain Special Dividends. The Exercise Price of Shares subject to outstanding Options shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders.

     10.      Non-Transferability of ISOs.

     ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds NQSOs may transfer such NQSOs to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. The NQSOs so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the NQSOs pursuant to this Section 10. NQSOs which are transferred pursuant to this Section 10 shall be exercisable or earned by the transferee according to the same terms and conditions as applied to the Participant.

     11.      Time of Granting Options.

     The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     12.      Effective Date.

     The Plan shall become effective April 1, 2000, subject to its approval by a favorable vote of at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws.

     13.      Modification of Options.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him or her by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     14.      Amendment and Termination of the Plan.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

     15.      Conditions Upon Issuance of Shares.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Repurchase Right; Damages. The Company shall have the right to forfeit Shares (in the case of Optioned Shares, in exchange for any Exercise Price paid by the Participant) that a Participant receives pursuant to an Option if the Participant breaches a noncompetition provision in any unexpired employment, consulting or other written agreement between the Participant and the Company or an Affiliate. If a Participant has disposed of such Shares, the Company may seek compensatory damages from the Participant, as well as seek specific performance for the sale to the Company of such other Shares that the Participant owns or controls (but only to the extent necessary to provide the Company with the recovery contemplated in the preceding sentence).

     (d) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay an Optionee the in-the-money value of his or her Option in consideration for its cancellation, or all or any combination of these or other restrictions.

     16.      Reservation of Shares.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     17.      Withholding Tax.

     The Company's obligation to deliver Shares pursuant to an Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he or she already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     18.      No Shareholder Rights

     No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Shares covered by an Option prior to the time said Shares are actually distributed to him or her.

     19.      No Employment or Other Rights.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue employment by or service with the Company or any Affiliate. No Employee or Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. An Employee or Director who has been granted an Option however, if otherwise eligible, may be granted an additional Option or Options.

     20.      Governing Law.

     The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska, except to the extent that federal law shall be deemed to apply.



               REVOCABLE PROXY
                      ACCEPTANCE INSURANCE COMPANIES INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 24, 2000


The undersigned, a shareholder of Acceptance Insurance Companies Inc.
(the "Company"), hereby appoints J. Michael Gottschalk and Peter A. Knolla, attorneys, agents and proxies, with full power of substitutions to each, for and in the name of the undersigned to vote, as designated on the reverse side, all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 1616 Dodge Street, Omaha, Nebraska, on May 24, 2000, at 9:00 a.m., Local Time, and at any adjournments thereof.

          ELECTION OF DIRECTORS, Nominees:

          Jay A. Bielfield, Edward W. Elliott, Jr., Michael R. McCarthy,
          John P. Nelson, R. L. Richards, David L. Treadwell, Doug T. Valassis

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The ratification of the stock option grant to Mr. Martin is conditioned upon approval of the 2000 Stock Option Plan. The proxies cannot vote your shares unless you sign and return this Card.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND FOR ALL OTHER PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS SUBMITTED TO SHAREHOLDERS IN THIS PROXY. IN THEIR DISCREATION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, OR, FOR GOOD CAUSE, WILL NOT SERVE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                                       SEE REVERSE SIDE

[X]  Please mark your vote
     as in this example.

1.   To elect seven directors to hold   FOR  [  ]  AGAINST  [  ]  ABSTAIN  [  ]
     office until the Annual Meeting
     or until the election and
     qualification of their successors.

     For, except vote withheld from the following nominee(s):

     ___________________________________

2.   To approve the adoption of the
     Company's 2000 Stock Option Plan.  FOR [ ]   AGAINST [ ]   ABSTAIN  [ ]

3.   To ratify the grant of stock
     options to Michael R. McCarthy,
     the Company's Chairman.            FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

4.   To ratify the grant of stock
     options to John E. Martin, the
     Company's President and Chief
     Executive Officer.                 FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

5.   To ratify the appointment of
     Deloitte & Touche LLP as the
     Company's principal independent
     accountants.                       FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 28, 2000 and ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.


                                        _______________________________________



                                        ______________________________________
                                        Signature(s)             Date


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.